UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ELECTRO SCIENTIFIC INDUSTRIES, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On December 8, 2008, Electro Scientific Industries, inc. (the “Company”) entered into a Voting Agreement (the “Voting Agreement”) with The D3 Family Fund, L.P., The D3 Family Bulldog Fund, L.P., The D3 Family Canadian Fund, L.P., The DIII Offshore Fund, L.P., Nierenberg Investment Management Company, Inc., Nierenberg Investment Management Offshore, Inc. and David Nierenberg (collectively, the “Shareholders”). The Shareholders beneficially own shares of the Company’s common stock.

The Voting Agreement provides (among other things) that if, on the record date with respect to any meeting of the shareholders of the Company (however called) or any written action by consent of such shareholders, the Shareholders collectively “Own” (as defined in the Voting Agreement and used in this Item 1.01 with the same meaning) issued and outstanding shares of Company common stock that, in the aggregate, exceed 15% of the total issued and outstanding shares of as of such record date (the number of shares collectively Owned by the Shareholders as of such record date that exceeds 15% of the total issued and outstanding shares as of such record date being referred to in the Voting Agreement, and this Item 1.01, as the “Excess Shares”), then, at any such meeting or in any such consent, the Shareholders are obligated to cause the number of Excess Shares Owned by them to be voted (whether in favor or against, as applicable) in accordance with the recommendation of the Company’s Board of Directors. The Voting Agreement also provides (among other things) that any transfers of Company securities Owned by any Shareholder to any one or more of certain specified types of transferees, and any acquisitions of Company securities by certain persons or entities with which any Shareholder is affiliated or associated (by reference to criteria set forth in the Voting Agreement), are conditioned on the transferee(s) or acquiror(s) agreeing in writing to be bound by the Voting Agreement as Company shareholders. The Voting Agreement further provides (among other things) that it will remain in effect for a minimum of three years, after which it will terminate at such time as all required parties to the Voting Agreement as Company shareholders collectively cease to Own at least 15% of the then-total issued and outstanding shares of Company common stock. The Voting Agreement is filed as Exhibit 10 hereto.

Item 3.03	Material Modification to Rights of Security Holders

On December 8, 2008, the Company amended the Amended and Restated Rights Agreement, dated as of March 1, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”), to make certain clarifications with respect to the definition of “Acquiring Person” and to provide that if a person is deemed to be beneficial owner of shares issuable pursuant to an agreement to which the Company is a party, all of the shares issuable by the Company pursuant to such agreement shall be deemed outstanding for determining the percentage of the person’s total beneficial ownership. The Third Amendment to Amended and Restated Rights Agreement is filed as Exhibit 4 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit Number	Exhibit Title

4	Third Amendment to Amended and Restated Rights Agreement, dated as of December 8, 2008, between Electro Scientific Industries, Inc. and Mellon Investor Services LLC.

10	Voting Agreement, dated as of December 8, 2008, among Electro Scientific Industries, inc. and The D3 Family Fund, L.P., The D3 Family Bulldog Fund, L.P., The D3 Family Canadian Fund, L.P., The DIII Offshore Fund, L.P., Nierenberg Investment Management Company, Inc., Nierenberg Investment Management Offshore, Inc. and David Nierenberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2008.

Electro Scientific Industries, Inc.
(Registrant)

By:	/s/ Kerry Mustoe
Name:	Kerry Mustoe
Title:	Vice President, Corporate Controller and Chief Accounting Officer

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